EXHIBIT 5.1


                         STUBBS ALDERTON & MARKILES, LLP
                       15260 Ventura Boulevard, 20th Floor
                             Sherman Oaks, CA 91403

August 11, 2006

Tarrant Apparel Group
3151 East Washington Boulevard
Los Angeles, California 90023

         Re:      Tarrant Apparel Group,
                  Registration Statement on Form S-3

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") to which this letter is attached as Exhibit
5.1 filed by Tarrant Apparel Group, a California corporation (the "Company"), in order to register under the Securities Act of 1933, as amended (the "Act"), 4,917,859 shares of Common Stock of the Company and any additional shares of Common Stock of the Company which may be registered pursuant to Rule 462(b) under the Act (the "Shares"). The Shares consist of (i) 3,934,286 shares issuable upon exercise of certain Common Stock Purchase Warrants ("Warrants") and (ii) 983,573 additional shares issuable in connection with certain anti-dilution provisions of the Warrants.

         We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

         Based on the foregoing, we are of the opinion that (a) the 3,934,286 Shares issuable upon exercise of the Warrants have been duly authorized and upon issuance and sale in conformity with and pursuant to the terms and conditions of the Warrants, and receipt by the Company of the purchase price therefor as specified in the Warrants, such Shares will be validly issued, fully paid and non-assessable, and (b) the 983,573 additional Shares issuable in connection with certain anti-dilution provisions of the Warrants have been duly authorized and upon issuance in conformity with and pursuant to the terms and conditions of the Warrants, such Shares will be validly issued, fully paid and non-assessable.

         We consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.

             Very truly yours,

             /s/ Stubbs, Alderton & Markiles LLP
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             STUBBS ALDERTON & MARKILES, LLP